Exhibit 10.10.1

SCHEDULE OF CHANGE IN CONTROL AGREEMENTS

In accordance with Instruction 2 to Item 601 of Regulation S-K, Essential Utilities, Inc. (the “Company”) has omitted filing Change in Control Agreements by and between the Company and the following executive officers because the agreements are substantially identical in all material respects to the form of Change in Control Agreement filed as Exhibit 10.11 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022:

1.	Daniel J. Schuller
2.	Christopher P. Luning
3.	Matthew R. Rhodes
4.	Michael Huwar
5.	Colleen Arnold